UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 21, 2023, Faraday Future Intelligent Electric Inc. (the “Company”)  announced its financial results for the second quarter ended June 30, 2023. The full text of the press release and shareholder letter issued in connection with the announcement are furnished herewith as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

In connection with the conference call to be held by the Company on August 21, 2023 to discuss its results for the quarter ended June 30, 2023, the Company will reference the presentation furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 11, 2023, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) determined, based on the recommendation of management, that the Company’s previously issued financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and September 30, 2022 (the “Affected Periods”) should no longer be relied upon due to errors identified in the affected periods primarily due to an error stemming from a non-cash and non-operating item related to the change in the fair value upon conversion of the notes issued under the Company’s debt arrangements. The Company determined it appropriate to correct the misstatements in the Company’s previously issued financial statements and related disclosures by amending its Annual Report on Form 10-K for the period ended December 31, 2022 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2023 and September 30, 2022. During the course of correcting the aforementioned error, the Company identified an error in its accounting for the exercise of its liability-classified warrants that were previously issued in connection with the issuance of certain convertible notes payable under its debt arrangements. The restated financial information also includes adjustments to correct other immaterial errors, including errors that had previously been adjusted for as out of period corrections in the Affected Periods. As a result of the identified errors, the Company amended its previously filed annual and quarterly financial statements for the Affected Periods, which were included in the Annual Report on Form 10-K/A for the period ended December 31, 2022 and Quarterly Reports on Form 10-Q/A for the periods ended March 31, 2023 and September 30, 2022, filed with the SEC today. For more information concerning the restatement, please see those filings.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press release of the Company, dated August 21, 2023
99.2	Shareholder Letter, dated August 21, 2023
99.3	Investor Presentation (Second Quarter 2023 Earnings Release), Dated August 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: August 21, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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